Exhibit 99.1

Date	August 1, 2022
Contacts	Investors: ir@eose.com Media: media@eose.com

Eos Energy Enterprises, Inc. Secures $85 million Term Loan Credit Facility to Fund Growth

Company permitted to make request for additional $15 million, subject to conditions

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced it has closed an $85 million senior secured term loan facility with Atlas Credit Partners (“ACP”).

“We are excited to partner with ACP on this transaction which increases our financial flexibility,” said Joe Mastrangelo, Chief Executive Officer of Eos. “This capital allows us to fast-track our manufacturing capacity expansion to accelerate the shift to clean energy and to deliver against our $460 million orders backlog.”

The growth of the Company’s orders backlog, which now stands at 1.9 GWh, is being driven in part by the recognition from customers of the simplicity and flexibility of Eos’ energy storage systems that are made in the USA.

“It is an honor and privilege to partner with Eos,” said Drew Mallozzi, Managing Partner of ACP. “The Company has a proven technology with a strong management team and is building a capital efficient and scalable manufacturing model that ACP believes is poised to capture one of the largest secular growth opportunities that we have identified in the energy industry.”

After closing costs and other expenses, the funding will provide capital for the Company’s continued manufacturing capacity expansion, development of next generation energy storage systems and services, and for general corporate purposes. The financing consists of a four-year, non-amortizing term loan that bears interest at a variable rate of SOFR plus 8.5%. The Credit Agreement also permits the Company to make a one-time request for an additional commitment of up to $15 million, subject to lender consent.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable —

and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

About Atlas Credit Partners

Atlas Credit Partners is a Houston, Texas based investment firm focused on credit oriented capital solutions in partnership with management teams.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our anticipated use of proceeds from the senior secured term loan facility, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2	August 1, 2022